POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that I hereby constitute and appoint Kim K.W. Rucker, Carrie P. Ryan, Elisa D. Watts and Jean M. Mosel, and each of  them, as my true and lawful attorney-in-fact  and agent and in my name, place and stead, in any and all capacities, to sign any or all Forms 3, 4, and 5 relating to equity securities  of  Tesoro  Corporation  (the  "Company")  pursuant  to  the  requirements  of

Section  16  of  the  Securities  Exchange  Act  of  1934,  and  to  file  the  same  with  the

Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite  and necessary  to be done in about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and affirming all that said attorney-in-fact  and agent may lawfully do or cause to be done by virtue hereof.

This  authorization,  unless  earlier  revoked  by  me  in  writing,  shall  be valid  until  my reporting obligations  under Section 16 with respect to equity securities of the Company shall cease.

Date:  November 3, 2016

Signature

William H. Schumann, III